UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 28, 2004

(Date of earliest event reported)

The Wiser Oil Company

(Exact name of Registrant as specified in its charter)

Delaware	0-5426	55-0522128
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8115 Preston Road, Suite 400, Dallas, Texas	75225
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (214) 265-0080

ITEM 5. OTHER.

The Wiser Oil Company press release dated May 28, 2004, entitled

“THE WISER OIL COMPANY POSTPONES ANNUAL MEETING OF STOCKHOLDERS”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

The Wiser Oil Company

May 28, 2004	By:	/s/ Van Oliver
Van Oliver
Vice President and General Counsel

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ITEM 5. OTHER.

The Company issued the following press release:

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THE WISER OIL COMPANY

POSTPONES ANNUAL MEETING OF STOCKHOLDERS

Contact:

Peggy S. Loyd

Investor Relations

Phone: (214) 265-0080

Email: prloyd@wiseroil.com

DALLAS, May 28, 2004 – The Wiser Oil Company (NYSE: WZR) announced today that in light of its agreement to be acquired by a wholly-owned subsidiary of Forest Oil Corporation (NYSE: FST) for $10.60 per share in cash pursuant to a tender offer followed by a merger, it has decided to postpone indefinitely its 2004 Annual Meeting of Shareholders previously scheduled for June 8, 2004. In the event the agreed upon merger with a subsidiary of Forest Oil Corporation is not consummated, the meeting will be rescheduled.

The Wiser Oil Company is a Dallas, Texas based independent energy company engaged in the acquisition, development and production of oil and natural gas in the United States and Canada.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities of The Wiser Oil Company. The tender offer is being made solely by an Offer to Purchase and related Letter of Transmittal that have been disseminated to the stockholders. The Wiser Oil Company stockholders are advised to read the Offer to Purchase on Schedule TO and the Solicitation/Recommendation of the Board of Directors of The Wiser Oil Company on Schedule 14D-9, each of which were filed with the Securities and Exchange Commission on May 28, 2004 because they will contain important information. The Offer to Purchase, the Solicitation/Recommendation Statement and any other relevant documents filed with the Securities and Exchange Commission are being made available to stockholders of The Wiser Oil Company at no expense to them. These documents are also available without charge at the Securities and Exchange Commission’s website at www.sec.gov.

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